                                                                      Exhibit 11

                    Consent of Independent Public Accountants
                    -----------------------------------------

As independent public accountants, we hereby consent to the use in this Post Effective Amendment No. 39 of our report dated October 25, l996 and to all references to our Firm included in or made a part of this Post-Effective Amendment.


                             |S| Arthur Andersen LLP
                             ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
January 29, l997